UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 1, 2015
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

United States	001-33246	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

MSB FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07.                      Submission of Matters to a Vote of Security Holders

On July 1, 2015, the Company held a special meeting of stockholders at which the following items were voted on.  The following sets forth the votes cast on each matter.

(1)	Approval of the Plan of Conversion and Reorganization

For	Against	Abstain	Broker Non-Votes

4,330,442	9,496	2,550	48,699

(2)
Approval of an informational proposal regarding approval of a provision in the articles of incorporation of MSB Financial Corp. (Maryland) requiring a supermajority vote to approve certain amendments to the articles of incorporation

For	Against	Abstain	Broker Non-Votes

3,794,371	536,277	11,840	48,699

(3)
Approval of an information proposal regarding approval of a provision in the articles of incorporation of MSB Financial Corp. (Maryland) to limit the voting rights of shares beneficially owned in excess of 10% of the outstanding shares

For	Against	Abstain	Broker Non-Votes

3,799,788	531,972	10,728	48,699

(4)	Approval of an adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the paln of conversion and reorganization

For	Against	Abstain	Broker Non-Votes

4,362,088	26,499	2,600	--

Item 8.01.  Other Events.
\
On July 1, 2015, the depositors of Millington Savings Bank, a wholly-owned subsidiary of the Registrant also held a special meeting of depositors at which depositors voted to approve the Plan of Conversion and Reorganization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.

Date:	July 2, 2015	By: /s/ Michael A. Shriner
Michael A. Shriner
President and Chief Executive Officer
(Duly Authorized Officer)